EXHIBIT  21.1

                          RICHFOOD CONSOLIDATED GROUP

                                 (As of 4/5/96)

SUBSIDIARIES OF RICHFOOD HOLDINGS, INC. [VIRGINIA]

Richfood, Inc. [Virginia]

Rotelle, Inc. [Pennsylvania]

Market Funding, Inc. [Delaware]

Market Insurance Company, Ltd. [Bermuda]

Market Transportation Services, Inc. [Delaware]

Super Rite Corporation [Delaware]

SUBSIDIARIES OF RICHFOOD, INC. [VIRGINIA]

Market Improvement Corporation [Virginia]

Market Insurance Agency, Inc. [Virginia]

G.W.M. Holdings, Inc. [Virginia]

Rich-Temps, Inc. [Virginia]

Maryland Retail Services, Inc. [Virginia]

Retail Funding Corporation [Virginia]

Market Leasing Company [Virginia]

MFFL, Inc. [Virginia]

Market Brands, Inc. [Delaware]

SUBSIDIARIES OF ROTELLE, INC. [PENNSYLVANIA]

Rotelle Management, Inc. [Pennsylvania]

Spring House Leasing, Inc. [Pennsylvania]

Penn Brands, Inc. [Delaware]

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SUBSIDIARIES OF SUPER RITE CORPORATION [DELAWARE]

Super Rite Foods, Inc. [Delaware]

SUBSIDIARIES OF SUPER RITE FOODS, INC. [DELAWARE]

Foodarama Incorporated [Delaware]

SRF Subsidiary Corporation [Delaware]

SUBSIDIARIES OF FOODARAMA INCORPORATED [DELAWARE]

Foodarama, Inc. [Maryland]

Foodarama Group, Inc. [Maryland]

Midway Markets of Delaware, Inc. [Delaware]

Food-A-Rama-G.U., Inc. [Maryland]